EXHIBIT 4.2
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   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
   OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (A) BY THE DEPOSITARY TO A NOMINEE THEREOF OR (B) BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (C) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                    SEE REVERSE FOR CERTAIN DEFINITIONS

   NUMBER 1                                              $ 250,000,000

   REGISTERED                                          CUSIP 651229AB2

                           NEWELL RUBBERMAID INC.
                            6.75% Notes due 2012


             Newell Rubbermaid Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on March 15, 2012 and to pay interest, semi-annually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2002, on said principal sum at the rate of 6.75% per annum, from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from March 14, 2002, until payment of said principal sum has been made. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the March 1 or September 1, as the case may be (each, a "Record Date"), next preceding such Interest Payment Date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-






   day months. The principal of and interest on this Security are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

             Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

             Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                          [THIS SPACE INTENTIONALLY
                                 LEFT BLANK]




























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             IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT
   TO BE DULY EXECUTED UNDER ITS CORPORATE SEAL.

   Dated: March 14, 2002              NEWELL RUBBERMAID INC.

                                      By ____________________________
                                      Name:
                                      Title:


   [Corporate Seal]

   Attest_________________________
        Name:
        Title:



   TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

   JPMorgan Chase Bank, as Trustee,
   certifies that this is one of the Securities of the series referred to in the within-mentioned Indenture.


   By________________________________
        Authorized Officer

   Dated:

















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                           NEWELL RUBBERMAID INC.
                       6.75% NOTES DUE MARCH 15, 2012

             This Security is one of a duly authorized issue of Securities of the Company designated as its 6.75% Notes due March 15, 2012 (Securities of such series being hereinafter called the "Securities"), limited in initial aggregate principal amount to $250,000,000, issued under the senior indenture dated as of November 1, 1995, (hereinafter called the "Indenture"), between the Company (as successor to Newell Co.) and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank (National Association)), as trustee (the "Trustee", which term includes any successor trustee under the Indenture with respect to the Securities of this series), to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and any Holder of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

             Except as otherwise provided in the Indenture, this Security will be issued in global form only registered in the name of the Depositary or its nominee. This Security will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Security shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

             No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

             Securities will be redeemable in whole or in part, at the option of the Company at any time and from time to time prior to maturity (any such date of redemption, the "Redemption Date"), on not less than 30 or more than 60 days' notice mailed to Holders thereof, at a redemption price (the "Redemption Price") equal to the greater of
   (i) 100% of the principal amount of the Securities being redeemed on the Redemption Date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined below), plus 30 basis points as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest on the Securities being redeemed to

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   the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest to the Redemption Date. The Securities will be redeemed in increments of $1,000.

             "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

             "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

             "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such Quotation.

             "Reference Treasury Dealer" means (i) Banc of America LLC or Banc One Capital Market Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors, PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefore another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

             "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the

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   average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., (New York City time), on the third business day preceding the date of redemption.

             On and after the Redemption Date, interest will cease to accrue on the Securities, or any portion of the Securities, called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by lot by the Depositary, in the case of Securities represented by a global note, or by the Trustee by such method as the Trustee shall deem fair and appropriate in the case of Securities that are not represented by a global note.

             As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Securities are issuable only as Registered Securities without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

             No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, the Security Registrar, the Paying Agent and any agent of any one thereof may treat the Person in

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   whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Security Registrar, the Paying Agent nor any such agent shall be affected by notice to the contrary.

             The Company may from time to time, without notice to or the consent of the registered Holders of the Securities, create and issue further Securities ranking equally and ratably with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities), so that such further Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

             If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company with respect to the Securities and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

             No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such

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   liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

             The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer and exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities, to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and interest on such Securities on the Stated Maturity of such principal or interest.

             This Security shall be governed and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of law principles.

             Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             Customary abbreviations may be used in the name of a Holder of Securities or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). Additional abbreviations may also be used though not in the above list.















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         FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

   ______________________________________________________________________
   ______________________________________________________________________

   PLEASE INSERT SOCIAL SECURITY
   OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
   ________________________


   ______________________________________________________________________
   ______________________________________________________________________
   ______________________________________________________________________

                 (Please print or typewrite name and address
                   including postal zip code of assignee)

   ______________________________________________________________________

   the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

   ______________________________________________________________________
   Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

   Dated: _______________________________



                                      _________________________________
                                      NOTICE:  The signature to this
                                      assignment must correspond with
                                      the name as written upon the
                                      face of the within instrument
                                      in every particular, without
                                      alteration or enlargement or
                                      any change whatever.